UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2007

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Bldg. 3, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(512) 531-6000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Perficient, Inc. (the “Company”) approved an amended and restated employment agreement with John T. McDonald, the Company’s Chairman of the Board and Chief Executive Officer (the “Agreement”).

The Agreement (1) provides for the continued vesting of Mr. McDonald’s stock options and restricted stock awards outstanding as of April 20, 2007, in the event Mr. McDonald’s employment status changes and he takes a leave of absence approved by the Committee, or continues to serve as an officer or director of, or a consultant or advisor to the Company (and further provides that such vesting will be accelerated if continued vesting would be prohibited by any applicable laws or regulations), (2) provides that Mr. McDonald’s change in control severance benefits will be paid upon a change in control regardless of whether his employment is terminated in connection therewith, and (3) clarifies that the severance and change in control benefits payable to Mr. McDonald under the Agreement are in consideration of his noncompetition covenants.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, the full terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.		Description
10.1	--	Amended and Restated Employment Agreement, dated April 20, 2007, by and between Perficient, Inc. and Mr. John T. McDonald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007	PERFICIENT, INC.

	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

PERFICIENT, INC.

EXHIBIT INDEX

Exhibit No.		Description
10.1	--	Amended and Restated Employment Agreement, dated April 20, 2007, by and between Perficient, Inc. and Mr. John T. McDonald.